              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors Weissman Industries, Inc. Waterloo, Iowa

  We have audited the accompanying balance sheets of Weissman Iron and Metal, a Division of Weissman Industries, Inc. (the Division), as of December 31, 1995 and 1994 and the related statements of operations, changes in division equity and cash flows for each of the years in the three year period ended December 31, 1995. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Weissman Iron and Metal, a Division of Weissman Industries Inc. as of December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          AJ. Robbins, PC. Certified Public
                                          Accountants and Consultants

Denver, Colorado
April 21, 1996

                            WEISSMAN IRON AND METAL

                                 BALANCE SHEETS

                                                   DECEMBER 31,
                                               ---------------------  MARCH 31,
                                                  1995       1994       1996
                                               ---------- ---------- -----------
                                                                     (UNAUDITED)
                    ASSETS
CURRENT ASSETS:
  Cash........................................ $    9,000 $    8,000 $    9,000
  Trade accounts receivable...................  1,527,000  1,579,000  2,170,000
  Other receivables...........................      1,000     46,000        --
  Inventories.................................  1,327,000  1,031,000    765,000
  Prepaid expenses............................     10,000     53,000     10,000
                                               ---------- ---------- ----------
      Total Current Assets....................  2,874,000  2,717,000  2,954,000
PROPERTY, PLANT AND EQUIPMENT, net............  5,452,000  5,140,000  5,400,000
                                               ---------- ---------- ----------
                                               $8,326,000 $7,857,000 $8,354,000
                                               ========== ========== ==========
       LIABILITIES AND DIVISION EQUITY
CURRENT LIABILITIES:
  Bank overdraft.............................. $   39,000 $    5,000 $  115,000
  Trade accounts payable......................    983,000    612,000  1,200,000
  Trade accounts payable, related party.......        --      21,000        --
  Accrued liabilities:
    Payroll and related taxes.................    246,000    245,000    145,000
    Pension termination costs.................     27,000        --      27,000
    Environmental cleanup costs...............     30,000        --      30,000
    Sales and property taxes..................     40,000     33,000        --
    Other.....................................     31,000     20,000        --
                                               ---------- ---------- ----------
      Total Current Liabilities...............  1,396,000    936,000  1,517,000
COMMITMENTS AND CONTINGENCIES:
DIVISION EQUITY...............................  6,930,000  6,921,000  6,837,000
                                               ---------- ---------- ----------
                                               $8,326,000 $7,857,000 $8,354,000
                                               ========== ========== ==========

                 See accompanying Notes to Financial Statements

                            WEISSMAN IRON AND METAL

                            STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993 AND THE THREE MONTHS ENDED
                      MARCH 31, 1996 AND 1995 (UNAUDITED)

                                                              THREE MONTHS ENDED
                              YEAR ENDED DECEMBER 31,              MARCH 31,
                         ---------------------------------- -----------------------
                            1995        1994        1993       1996        1995
                         ----------- ----------- ---------- ----------- -----------
                                                            (UNAUDITED) (UNAUDITED)
REVENUES:
  Sales................. $16,207,000 $12,959,000 $9,378,000 $3,896,000  $3,941,000
  Brokerage.............   2,956,000   1,352,000    241,000  1,192,000     446,000
  Other.................       1,000      11,000     11,000     25,000       1,000
                         ----------- ----------- ---------- ----------  ----------
    Total Revenues......  19,164,000  14,322,000  9,630,000  5,113,000   4,388,000
                         ----------- ----------- ---------- ----------  ----------
COST OF SALES AND
 EXPENSES:
  Cost of sales.........  12,235,000   9,075,000  7,456,000  3,047,000   2,753,000
  Cost of brokerage.....   2,894,000   1,348,000    237,000  1,158,000     436,000
  Personnel.............     654,000     564,000    396,000    108,000     114,000
  Professional
   services.............      17,000      26,000     22,000      7,000       3,000
  Other, general and
   administrative.......     305,000     270,000    282,000     62,000      90,000
  Depreciation and
   amortization
   expense..............       7,000       7,000      7,000      2,000       2,000
  Environmental cleanup
   costs................      30,000         --         --         --          --
  Loss on disposal of
   equipment............         --          --         --       7,000         --
                         ----------- ----------- ---------- ----------  ----------
    Total Cost of Sales
     and Expenses.......  16,142,000  11,290,000  8,400,000  4,391,000   3,398,000
                         ----------- ----------- ---------- ----------  ----------
NET INCOME.............. $ 3,022,000 $ 3,032,000 $1,230,000 $  722,000  $  990,000
                         =========== =========== ========== ==========  ==========


                 See accompanying Notes to Financial Statements

                            WEISSMAN IRON AND METAL

                    STATEMENT OF CHANGES IN DIVISION EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND THE THREE MONTHS ENDED
                           MARCH 31, 1996 (UNAUDITED)

Balance, December 31, 1992......................................... $ 5,818,000
Net income.........................................................   1,230,000
Unrecognized pension costs.........................................     (64,000)
Distributions to related parties, net..............................    (635,000)
                                                                    -----------
Balance, December 31, 1993.........................................   6,349,000
Net income.........................................................   3,032,000
Recognized pension costs...........................................      64,000
Distributions to related parties, net..............................  (2,524,000)
                                                                    -----------
Balance, December 31, 1994.........................................   6,921,000
Net income.........................................................   3,022,000
Unrecognized pension costs.........................................     (47,000)
Distributions to related parties, net..............................  (2,966,000)
                                                                    -----------
Balance, December 31, 1995.........................................   6,930,000
Net income (unaudited).............................................     722,000
Distributions to related parties, net (unaudited)..................    (815,000)
                                                                    -----------
Balance, March 31, 1996 (unaudited)................................ $ 6,837,000
                                                                    ===========


                 See accompanying Notes to Financial Statements

                            WEISSMAN IRON AND METAL

                            STATEMENTS OF CASH FLOWS
 FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993 AND FOR THE THREE MONTHS
                   ENDED MARCH 31, 1996 AND 1995 (UNAUDITED)

                                                                 THREE MONTHS ENDED
                              YEAR ENDED DECEMBER 31,                 MARCH 31,
                         ------------------------------------  -----------------------
                            1995         1994         1993        1996        1995
                         -----------  -----------  ----------  ----------- -----------
                                                               (UNAUDITED) (UNAUDITED)
CASH FLOWS (TO) FROM
 OPERATING ACTIVITIES:
 Net income............  $ 3,022,000  $ 3,032,000  $1,230,000   $ 722,000   $ 990,000
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
   Depreciation and
    amortization.......      312,000      261,000     220,000     148,000      78,000
   Loss on disposal of
    equipment..........       20,000        6,000       2,000       7,000         --
   Changes in:
    Trade accounts
     receivable........       52,000     (464,000)   (618,000)   (643,000)   (405,000)
    Other receivables..      (21,000)      30,000      (2,000)      1,000     (22,000)
    Prepaid expenses...       67,000       (5,000)     (2,000)        --      (21,000)
    Inventories........     (296,000)     (66,000)    (16,000)    562,000    (236,000)
    Trade accounts
     payable...........      371,000      156,000     243,000     217,000     206,000
    Accrued
     liabilities.......       66,000       47,000     106,000    (172,000)   (119,000)
    Bank overdraft.....       34,000        5,000         --       76,000      (5,000)
    Environmental
     cleanup costs.....       30,000          --          --          --          --
                         -----------  -----------  ----------   ---------   ---------
     Net Cash Provided
      by Operating
      Activities.......    3,657,000    3,002,000   1,163,000     918,000     466,000
                         -----------  -----------  ----------   ---------   ---------
CASH FLOWS (TO) FROM
 INVESTING ACTIVITIES:
 Purchase of property
  and equipment........     (644,000)    (648,000)   (424,000)   (103,000)        --
 Proceeds from sale of
  property and
  equipment............          --           --          --          --        9,000
                         -----------  -----------  ----------   ---------   ---------
     Net Cash Provided
      (Used) by
      Investing
      Activities.......     (644,000)    (648,000)   (424,000)   (103,000)      9,000
                         -----------  -----------  ----------   ---------   ---------
CASH FLOWS (TO) FROM
 FINANCING ACTIVITIES:
 Unrecognized pension
  costs................      (47,000)      64,000     (64,000)        --          --
 Distributions to
  related parties......   (2,965,000)  (2,525,000)   (635,000)   (815,000)   (455,000)
                         -----------  -----------  ----------   ---------   ---------
     Net Cash (Used) by
      Financing
      Activities.......   (3,012,000)  (2,461,000)   (699,000)   (815,000)   (455,000)
                         -----------  -----------  ----------   ---------   ---------
NET INCREASE (DECREASE)
 IN CASH...............        1,000     (107,000)     40,000         --       20,000
CASH, beginning of
 period................        8,000      115,000      75,000       9,000       8,000
                         -----------  -----------  ----------   ---------   ---------
CASH, end of period....  $     9,000  $     8,000  $  115,000   $   9,000   $  28,000
                         ===========  ===========  ==========   =========   =========
CASH PAID FOR
 INTEREST..............  $       --   $       --   $    1,000   $     --    $     --
                         ===========  ===========  ==========   =========   =========

                 See accompanying Notes to Financial Statements

                            WEISSMAN IRON AND METAL

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Activity

  Weissman Industries, Inc. was incorporated in January 1975 in the State of Iowa. Weissman Iron and Metal, a division of Weissman Industries, Inc. (Weissman) operates in the metals recycling industry (purchasing, processing, selling and brokering ferrous and non-ferrous metals) with its operations located in Waterloo, Iowa. Weissman operates one of three heavy duty automotive shredders in Iowa. Processed scrap is sold to steel mill customers located in or around Waterloo, Iowa.

 Agreement to Sell Weissman

  The stockholders of Weissman Industries, Inc. have signed an agreement with Recycling Industries, Inc. (RII) to sell the business of Weissman to RII, through the sale of all the outstanding stock of Weissman Industries, Inc. Prior to the sale of stock to RII, Weissman Industries, Inc. sold its other operating divisions to unrelated entities. Since the other operations were previously sold to unrelated entities, are not being acquired by RII and do not effect Weissman, they are not included in the financial statements of Weissman.

  Both RII and Weissman Industries, Inc. have agreed to jointly elect section 338(h)(10) treatment under the Internal Revenue Code so that the sale of Weissman will be treated as an asset sale for federal and state income tax purposes.

  The assets to be sold consist of a heavy duty automotive shredder, metal shearing equipment, Coreco aluminum furnace, heavy equipment, tools and rolling stock, real property, buildings, inventories and accounts receivable used in the business of recycling ferrous and non-ferrous metals.

  The sale price for Weissman is $12,400,000 and is allocated as follows:

     Trade accounts receivable..................................... $ 1,600,000
     Inventories...................................................     900,000
     Buildings and improvements....................................   3,000,000
     Automotive shredder...........................................   3,000,000
     Heavy equipment...............................................   1,900,000
     Equipment and rolling stock...................................   1,200,000
     Land..........................................................     800,000
                                                                    -----------
       Total purchase price........................................ $12,400,000
                                                                    ===========

 Basis of Presentation

  The accompanying financial statements include only the assets, liabilities, equity and operations of the metals recycling division of Weissman Industries, Inc. that is expected to be acquired by RII through a stock purchase agreement upon the closing of a public offering of RII common stock.

 Unaudited Interim Financial Statements

  In the opinion of management, the unaudited interim financial statements for the three month periods ended March 31, 1996 and 1995 are presented on a basis consistent with the audited annual financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such periods. The results of operations for the interim period ended March 31, 1996 are not necessarily indicative of the results to be expected for the year ended December 31, 1996.

                            WEISSMAN IRON AND METAL

 Concentration of Credit Risk

  Concentrations of credit risk with respect to trade receivables exist due to large balances with a few customers. At December 31, 1995 and 1994, and March 31, 1996 (unaudited) accounts receivable balances for three major customers were $1,216,000, $967,000 and $1,477,000, or 80%, 61% and 69%, respectively, of the total accounts receivable balance. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. Weissman does not maintain reserves for potential losses since such past losses, in the aggregate, have not been significant; therefore, the allowance for doubtful accounts receivable is zero at December 31, 1995 and 1994, and at March 31, 1996 (unaudited). Customers are located in the upper Midwest region of the United States (in or around Waterloo, Iowa).

 Inventories

  Inventories consist primarily of ferrous and non-ferrous scrap metal. Inventory costs for finished goods include material, labor and plant overhead. Inventory is stated at lower of cost (first-in, first-out) or market.

 Property, Plant and Equipment

  Property, plant and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 5 to 20 years for equipment and 40 years for building and improvements. Depreciation and amortization expense of property, plant and equipment was $312,000, $261,000, $220,000, $148,000 and $78,000 for the years ended December 31, 1995, 1994 and 1993, and for the three months ended March 31, 1996 and 1995 (unaudited), respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

 Environmental Expenditures

  Environmental expenditures that relate to current operations are capitalized if the costs improve the Weissman property as compared to the condition of the property when originally constructed or acquired or if the costs prevent environmental contamination from future operations. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments are made or remedial efforts are probable and the costs can be reasonably estimated. These amounts are generally accrued upon the completion of feasibility studies or the settlement of claims, but in no event later than Weissman's commitment to a plan of action.

 Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Fair Value of Financial Statements

  The carrying amounts of cash, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

 Income Taxes

  Effective December 30, 1988, Weissman Industries, Inc. and its stockholders elected under the Internal Revenue Code to be an S-corporation for tax purposes. In lieu of corporate income taxes, the stockholders of an

                            WEISSMAN IRON AND METAL

S-corporation are taxed on their proportionate share of taxable income. Accordingly, no provision or liability for federal income taxes has been included in these financial statements.

  Upon completion of the sale of Weissman Industries, Inc. to RII, the tax status of the Weissman Industries, Inc. will change from an S-corporation to a taxable entity. Due to the tax effect of the sale there will be no significant differences between financial statement and tax basis of assets and liabilities and therefore the sale will not generate a deferred tax asset or liability.

 Cash

  For purposes of reporting cash flows, Weissman considers all funds with maturities of three months or less to be cash equivalents.

NOTE 2--INVENTORIES

  Inventories consist of the following at:

                                                   DECEMBER 31,
                                               ---------------------  MARCH 31,
                                                  1995       1994       1996
                                               ---------- ---------- -----------
                                                                     (UNAUDITED)
     Raw materials............................ $  544,000 $  526,000  $352,000
     Finished goods...........................    783,000    505,000   413,000
                                               ---------- ----------  --------
                                               $1,327,000 $1,031,000  $765,000
                                               ========== ==========  ========

  Included in inventory is $165,000, $108,000 and $84,000 of indirect costs at December 31, 1995 and 1994, and March 31, 1996 (unaudited), respectively.

NOTE 3--PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consists of the following at:

                                              DECEMBER 31,
                                         ------------------------   MARCH 31,
                                            1995         1994         1996
                                         -----------  -----------  -----------
                                                                   (UNAUDITED)
     Land............................... $   153,000  $   153,000  $   153,000
     Building and improvements..........   2,983,000    2,970,000    2,983,000
     Heavy machinery and equipment......   4,602,000    4,289,000    4,648,000
     Roads and railroad tracks..........     184,000      178,000      184,000
     Transportation equipment...........     863,000      757,000      863,000
     Office equipment...................      58,000       58,000       58,000
                                         -----------  -----------  -----------
       Total............................   8,843,000    8,405,000    8,889,000
       Less accumulated depreciation....  (3,391,000)  (3,265,000)  (3,489,000)
                                         -----------  -----------  -----------
                                         $ 5,452,000  $ 5,140,000  $ 5,400,000
                                         ===========  ===========  ===========

                            WEISSMAN IRON AND METAL

NOTE 4--ECONOMIC DEPENDENCY

  Weissman is economically dependent on three major customers for sales as follows:

                                                              THREE MONTHS ENDED
                                 YEAR ENDED DECEMBER 31,           MARCH 31,
                                 -------------------------  -----------------------
                                  1995     1994     1993       1996        1995
                                 -------  -------  -------  ----------- -----------
                                                            (UNAUDITED) (UNAUDITED)
   Customer A...................     38%      32%      28%      45%         32%
   Customer B...................     19%      22%      12%       5%         18%
   Customer C...................     14%      16%      29%      15%         13%

  Weissman also purchased inventory from two of these customers as follows:

                                                              THREE MONTHS ENDED
                                 YEAR ENDED DECEMBER 31,           MARCH 31,
                                 -------------------------  -----------------------
                                  1995     1994     1993       1996        1995
                                 -------  -------  -------  ----------- -----------
                                                            (UNAUDITED) (UNAUDITED)
   Customer A...................      5%       6%       9%       4%          7%
   Customer B...................     20%      19%      15%      34%         18%

NOTE 5--COMMITMENTS AND CONTINGENCIES

 Environmental Liabilities

  In November 1993, Weissman Industries, Inc. received a notice from the US Environmental Protection Agency (EPA) that it may be a potentially responsible party (PRP), along with hundreds of others, with regard to a recycling site in Alabama which received a shipment of material from Weissman. Under the law, a PRP may be ordered to perform response actions, may be liable for costs incurred and may be required to pay damages for injury.

  In October, 1995 the EPA notified Weissman Industries, Inc. that since Weissman had a lower volumetric ranking, EPA intends to offer a de minimus settlement to Weissman Industries, Inc. after completing negotiations with larger ranking PRPs. Weissman has recorded an accrual in the amount of $30,000 for a de minimus settlement allowance.

  The assessment of the required response and remedial costs associated with the clean up is extremely complex. Among the variables that management must assess are imprecise engineering estimates, continually evolving governmental standards, potential recoveries from insurance coverage and laws which impose joint and several liability.

 Self Funded Employee Health Care Plan

  Weissman maintains and self funds a health care plan for all full time employees after 90 days of employment. A third party administrator is employed to control costs. The maximum specific costs are covered by a reinsurance provider.

 Loan Guarantee

  Weissman's trade receivables and inventories are collateral for a line of credit with a maximum of $1,000,000 maintained by Weissman Industries, Inc. There was $-0-, $775,000 and $-0- outstanding under this line of credit as of December 31, 1995 and 1994, and March 31, 1996 (unaudited), respectively.

                            WEISSMAN IRON AND METAL

 Union Contract

  Substantially all of the labor force that works in the recycling operations in the yard are members of the International Union of United Automobile, Aerospace and Agricultural Implement Workers of America and work under a collective bargaining agreement which expires November 30, 1996. Management has not yet commenced negotiations, however, in the past have successfully negotiated contract renewals.

 Turnings and Borings Contract

  On September 1, 1991, Weissman entered into a service agreement with a significant customer to process the customer's turnings and borings for a term of seven years for a range of $13 to $22 per ton based on the product plus approximately $4,000 per month for reimbursement of equipment costs.

NOTE 6--RELATED PARTY TRANSACTIONS

  In addition to transactions with related parties discussed throughout the notes to the financial statements, the following related party transactions have taken place.

  Weissman purchases raw material inventory, sells miscellaneous services and pays certain expenses to a related division of Weissman Industries, Inc. This related division was sold to third parties in February 1995. The related party transactions were as follows:

                                                                THREE MONTHS ENDED
                             FOR THE YEAR ENDED DECEMBER 31,         MARCH 31,
                             -------------------------------- -----------------------
                                1995       1994       1993       1996        1995
                             ---------- ---------- ---------- ----------- -----------
                                                              (UNAUDITED) (UNAUDITED)
   Purchase of inventory...  $   31,000   $168,000 $   99,000   $   --      $31,000
   Management fee charge...    $180,000   $180,000   $180,000   $45,000     $45,000
   Sales of services, net..  $   19,000   $205,000   $168,000   $   --      $14,000

  The purchase of the raw material approximates the cost paid to other large bulk suppliers of Weissman. Costs charged are based upon actual amounts paid by Weissman.

  The balances due from the other divisions are shown as distributions from Division Equity.

NOTE 7--RETIREMENT PLAN

  Weissman Industries, Inc. has a defined benefit plan (the Plan) covering substantially all of its employees. The Plan provides for payment of retirement benefits commencing between the ages of 55 and 65. After meeting certain qualifications, an employee acquires a vested right to future benefits. The benefits payable under the Plan are generally determined on the basis of an employee's length of service and earnings. Annual contributions to the Plan are sufficient to satisfy legal funding requirements.

  Benefits under the Plan were frozen on October 31, 1995 and effective December 30, 1995 the Plan was terminated. Upon receipt of a favorable Internal Revenue Service determination letter and approval from Pension Guaranty Trust the assets will be distributed to the participants. The termination was approved by the union. The accrued loss due to curtailment at the termination date was $47,000.

  Upon adoption of Financial Accounting Standard Number 87 (FAS 87) Employers' Accounting for Pensions in 1989, the fair value of Plan assets exceeded projected benefit liability by $83,000. This initial net asset is being amortized over 9.4 years.

  Plan assets consist of a Group Annuity Contract with Principal Financial
Group.

                            WEISSMAN IRON AND METAL

  Weissman pension activity consists of approximately 43% of the total Plan. The following disclosures are for Weissman:

  In accordance with FAS 87, Weissman was required to record an additional minimum pension liability at December 31, 1995 and 1993, and March 31, 1996 (unaudited). This amount represents the excess of the accumulated benefit obligations over the fair value of Plan assets and accrued pension liabilities. The liabilities have been offset by intangible assets to the extent possible. Because the asset recognized may not exceed the amount of unrecognized prior service cost, the balance of the liability at the end of each period is reported as a separate reduction to Division Equity.

  Amounts are summarized as follows:

                                                   DECEMBER 31,
                                               ---------------------  MARCH 31,
                                                1995   1994   1993      1996
                                               ------- ----- ------- -----------
                                                                     (UNAUDITED)
   Intangible assets.......................... $   --  $ --  $ 4,000   $   --
   Reduction to Division Equity...............  47,000   --   64,000    47,000
                                               ------- ----- -------   -------
   Additional minimum liability............... $47,000 $ --  $68,000   $47,000
                                               ======= ===== =======   =======

  The net periodic pension cost is as follows:

                                                             THREE MONTHS ENDED
                              YEAR ENDED DECEMBER 31,             MARCH 31,
                             ----------------------------  -----------------------
                               1995      1994      1993       1996        1995
                             --------  --------  --------  ----------- -----------
                                                           (UNAUDITED) (UNAUDITED)
   Service costs--benefits
    earned during the
    period.................  $ 21,000  $ 25,000  $ 18,000     $ --      $  5,000
   Interest cost on
    projected benefit
    obligation.............    19,000    18,000    15,000       --         5,000
   Actual return on
    assets.................   (84,000)   15,000   (23,000)      --       (21,000)
   Net amortization and
    deferral...............    60,000   (33,000)    3,000       --        15,000
                             --------  --------  --------     -----     --------
       Net periodic pension
        cost...............  $ 16,000  $ 25,000  $ 13,000     $ --      $  4,000
                             ========  ========  ========     =====     ========

  Assumptions used in the accounting were:

                                                         THREE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,        MARCH 31,
                               ----------------------- -----------------------
                                1995    1994    1993      1996        1995
                               ------- ------- ------- ----------- -----------
                                                       (UNAUDITED) (UNAUDITED)
   Discount rate..............   6.25%   7.25%   5.75%     --         6.25%
   Rate of increase in
    compensation levels.......   5.26%   5.36%   6.00%     --         5.26%
   Expected long-term rate of
    return on assets..........   7.75%   7.75%   7.75%     --         7.75%

                            WEISSMAN IRON AND METAL

                   NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)

  The following table sets forth the plan's funded status and amounts recognized in Weissman's balance sheet for its pension plan at:

                                                DECEMBER 31,
                                            ----------------------   MARCH 31,
                                               1995        1994        1996
                                            ----------  ----------  -----------
                                                                    (UNAUDITED)
   Accrual present value of benefit
    obligation:
    Vested benefit obligation.............  $  358,000  $  237,000   $ 358,000
                                            ==========  ==========   =========
     Accumulated benefit obligation.......  $  358,000  $  244,000   $ 358,000
                                            ==========  ==========   =========
     Projected benefit obligation.........  $(358,000)  $(268,000)   $(358,000)
     Plan assets at fair value............     330,000     263,000     330,000
                                            ----------  ----------   ---------
     Projected benefit obligation in
      excess of plan assets...............     (28,000)     (5,000)    (28,000)
     Items not yet recognized in earnings:
      Unrecognized net loss...............      63,000      52,000      63,000
      Unrecognized (net asset) at January
       1, 1989............................     (15,000)    (22,000)    (15,000)
      Unrecognized prior service cost.....         --        3,000         --
      Contributions made prior to year
       end................................         --        6,000         --
      Loss on curtailment.................     (47,000)        --      (47,000)
                                            ----------  ----------   ---------
      Pension (liability) asset recognized
       in the balance sheet...............  $  (27,000) $   34,000   $ (27,000)
                                            ==========  ==========   =========